Exhibit 99.2

CNET Networks Files Restated Financial Statements and Quarterly Reports

San Francisco – January 29, 2007—CNET Networks, Inc. (NASDAQ: CNET) today announced that it has filed with the United States Securities and Exchange Commission (“SEC”) an amended annual report on Form 10-K/A for the year ended December 31, 2005, an amended quarterly report on Form 10-Q/A for the quarter ended March 31, 2006, and quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006. At this time the Company is current with all of its required filings with the SEC. The Company believes that the filing of these reports also satisfies the conditions established by The Nasdaq Listing Qualification panel for continued listing on the Nasdaq Global Select Market.

As discussed below, the Company has restated its historical financial statements to reflect the results of an investigation into its historical stock option grant practices, and has recorded cumulative non-cash, stock compensation charges of approximately $105.7 million associated with stock options grants made from 1996 through 2005.

Background

On May 16, 2006, the Center for Financial Research and Analysis, or CFRA, issued an analysis of stock option exercise prices relative to stock price ranges for certain companies during the period 1997 to 2002. The report identified CNET Networks as having granted stock options between 1998 and 2001 with exercise prices that matched or were close to a forty-day low for the Company’s stock price.

On May 22, 2006, the Company announced that its Board of Directors appointed a Special Committee comprised of independent directors to conduct, with the assistance of legal counsel and outside accounting experts, an internal investigation relating to past option grants, the timing of such grants and related accounting matters.

On July 10, 2006, CNET Networks announced that the Special Committee had reached the preliminary conclusion that the actual measurement dates for the grants identified in the CFRA report differed from the recorded measurement dates. Charges related to the change in measurement dates for these stock options were determined to be material and as a result, the Company announced that it expected to restate its financial statements.

On October 11, 2006, the Company announced that the Special Committee reported its findings on the Company’s options granting practices and procedures to the Board of Directors. The Special Committee concluded that there were deficiencies with the process by which options were granted at CNET Networks, including in some instances the backdating of option grants, during the period from the Company’s IPO in July 1996 through at least 2003, which resulted in accounting errors. The Special Committee report concluded that a number of executives of the Company, including the former CFO and the recently resigned CEO, General Counsel and SVP of Human Resources, bore varying degrees of responsibility for these deficiencies. The report did not conclude that any current employees of the Company or any recently resigned employees engaged in intentional wrongdoing.

On December 20, 2006, certain of CNET Networks’ executive officers holding stock options which were granted with per share exercise prices below the fair market value of a share of CNET Networks common stock on the date of grant (referred to as discount stock options) each entered into agreements pursuant to which they agreed to amend the exercise price of the discount stock options to the extent not vested as of December 31, 2004 and still outstanding at December 20, 2006. These executive officers held approximately 1 million discount stock options with a weighted average exercise price of approximately $9.03 per share which were repriced to their fair market value. Under these agreements, the amended exercise prices of such options have been changed to and are equal to the fair market value of a share of CNET Networks’ common stock on the date of grant of each option. Based on the re-pricing, the 1 million options had a revised weighted average exercise price of approximately $9.92 per share.

The non-executive members of CNET Networks’ Board of Directors each entered into similar agreements to those entered into by the executive officers described above except that each non-executive director also agreed to re-price any discount option, whether or not vested as of December 31, 2004. The non-executive directors also agreed, with respect to any discount options which were previously exercised, to repay to the company an amount equal to the difference between the original exercise price and the fair market value of CNET Networks’ common stock on the date of grant of such options, net of taxes. Approximately 283,000 discount stock options with a weighted average exercise price of $9.40 per share held by non-executive members of CNET Networks’ Board of Directors were repriced to their fair market value. The weighted average exercise price of these 283,000 shares after the re-pricing was $10.07 per share. The estimated amount of repayment to the Company for the difference between the original exercise price and the fair value of approximately 27,000 options which were previously exercised by these directors is approximately $16,000 before taxes.

The Company’s former Chairman and Chief Executive Officer and a current member of CNET Networks’ Board of Directors entered into a similar agreement to those entered into by the Company’s non-executive directors covering 700,000 discount options outstanding with a weighted average exercise price of $3.96 per share and were repriced to their fair market value. This agreement did not provide for the repayment of amounts related to previously exercised options because the former Chairman had not exercised any options. The weighted average exercise price of these 700,000 shares after the repricing was $8.57 per share.

In January 2007, CNET Networks’ management completed its review of the Company’s stock option grant activity. The review conducted by management covered approximately 97 percent of option grants to all employees, directors and consultants for all grant dates during the period from CNET Networks’ initial public offering in July 1996 through May 2006.

As a result of the Special Committee’s investigation and the Company’s internal review of its historical financial statements, the Company has recorded significant adjustments to its previously filed financial statements.

Restatement Methodology and Evaluation Process

The following describes the methodology and evaluation process used by management in determining the appropriate measurement date for various option grants and reviewing modifications to determine if they were appropriately accounted for at the date of modification.

The measurement date is the date on which the option is deemed granted under applicable accounting principles, which for all relevant periods was Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”), and is the first date on which all of the following are known: (1) the individual who is entitled to receive the option grant; (2) the number of options that an individual is entitled to receive; and (3) the option’s exercise price.

The majority of the measurement date determinations were based on objective evidence, such as minutes from Compensation Committee meetings, unanimous written consents of the Compensation Committee, Board of Director meeting minutes, reports filed on Form 4 filed with the SEC, contemporaneous emails, personnel files, payroll records, and various records maintained by the Company’s Human Resources department.

Specific information as to when a grant was finalized was not apparent for certain grants. In these cases, management considered all available relevant information to form a reasonable conclusion as to the most likely measurement date for these grants, and when there was no evidence to indicate which date was more likely the true measurement date, management calculated compensation expense utilizing the median price of the stock over the likely period in which the measurement date occurred. Management believes that the use of the median price gives a more reasonable approximation of the compensation expense related to these options than the amount calculated using either the high or the low price during the period, as there is no evidence to indicate that either the date on which the high or the low price occurred was the true measurement date.

A more detailed description of the methodology used for the objective and subjective determinations of appropriate measurement dates for these grants can be found in the amended annual report on Form 10-K/A for the year ended December 31, 2005 filed today with the SEC.

Findings and Associated Adjustments

Based on the separate reviews of management and the Special Committee, the Company identified instances where the grant date used as the measurement date for accounting purposes, differed from the measurement date as defined in APB 25, for more than the grants identified in the CFRA report. As a result, the Company corrected the measurement date for approximately 40.8 million options out of a total of 73.8 million options granted from July 1996 through December 2005, with nearly all of these corrections relating to options granted prior to December 31, 2003. In addition to measurement date corrections, management also identified instances where the Company incorrectly accounted for certain option grants that were modified after the grant date.

The restated financial statements also reflect other adjustments consisting of reclassifications of certain foreign transactional taxes on the Company’s consolidated statements of operations and other tax reclassifications on its consolidated balance sheets, and other adjustments to operating expenses for previously known errors and corrections to the Company’s provision for income tax resulting from computational errors. These items were previously not recorded by the Company because in each case, and in the aggregate, the underlying errors were not considered by management to be material to its consolidated financial statements.

The following table sets forth the impact of the non-cash charges for stock compensation expense and the other adjustments and reclassifications for the years ended December 31, 2005, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997 and 1996:

(in thousands)	Year Ended December 31,
	2005	2004	2003	2002	2001
Stock compensation expense adjustments:
Stock compensation expense	$6,357	$8,991	$8,175	$22,866	$18,909
Capitalized compensation expense	(13)	—	(29)	(271)	(507)
Related payroll tax expense	83	128	12	—	—

Total stock compensation expense adjustments	6,427	9,119	8,158	22,595	18,402

Reclassification of foreign transactional tax:
Revenues	(1,258)	(887)	(651)	(681)	(461)
Sales and marketing	1,545	1,075	738	681	548
Income tax (benefit)	(287)	(188)	(87)	—	(87)

Total reclassification of foreign transactional tax	—	—	—	—	—

Other adjustments, net	1,724	589	(198)	(381)	(105)
Other income tax adjustments	(41)	138	(414)	(239)	(714)

Total decreases to net income and increases to net loss from all restatement adjustments	$8,110	$9,846	$7,546	$21,975	$17,583

(in thousands)	Year Ended December 31,
	2000	1999	1998	1997	1996
Stock compensation expense adjustments:
Stock compensation expense	$23,862	$12,940	$3,443	$795	$151
Capitalized compensation expense	—	—	—	—	—
Related payroll tax expense	—	—	—	—	—

Total stock compensation expense adjustments	23,862	12,940	3,443	795	151

Reclassification of foreign transactional tax:
Revenues	—	—	—	—	—
Sales and marketing	—	—	—	—	—
Income tax (benefit)	—	—	—	—	—

Total reclassification of foreign transactional tax	—	—	—	—	—

Other adjustments, net	—	—	—	—	—
Other income tax adjustments	(2,685)	(843)	—	—	—

Total decreases to net income and increases to net loss from all restatement adjustments	$21,177	$12,097	$3,443	$795	$151

For further explanations and tables summarizing the impact of the non-cash charges for stock compensation expense and the other adjustments and reclassifications on the Company’s historical statements of operations for years prior to 2003, as well as balance sheet and cash flow statements adjustments, please see the amended annual report on Form 10-K/A for the year ended December 31, 2005, filed today with the SEC.

The effects of these restatements are reflected in the financial statements and other supplemental data, including the unaudited quarterly data for 2005 and 2004 and selected financial data, included in the amended Form 10-K/A. CNET Networks has not amended and does not intend to amend any of its previously filed annual reports on Form 10-K for the periods affected by the restatement or adjustments, other than in its 2005 Annual Report on Form 10-K/A, or any of its previously filed Quarterly Reports on Form 10-Q for any period prior to December 31, 2005.

Evaluation of Controls and Procedures

In connection with the restatement of CNET Networks’ consolidated financial statements, under the supervision of the Company’s CEO and CFO, CNET Networks reevaluated its disclosure controls and procedures and internal control over financial reporting. Based on this reevaluation, the CEO and CFO concluded that CNET Networks’ disclosure controls and procedures were effective as of December 31, 2005.

In management’s and the Special Committee’s review of the Company’s historical stock option grants and practices, deficiencies in internal control over financial reporting with respect to stock option grants were determined to exist related to options granted prior to January 1, 2004. However, in 2004, the Company changed its practices related to stock option grants and remediated prior deficiencies. Based on the results of management’s review of stock option grant activity during 2005, an evaluation of disclosure controls and procedures and assessment of internal control over financial reporting as of December 31, 2005, the Company and its independent auditors concluded that there was not a material weakness in disclosure controls and procedures or of internal control over financial reporting related to accounting for stock options as of such date.

Management also assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. As a result of this assessment, management concluded that, as of December 31, 2005, the Company’s internal control over financial reporting was effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

This press release should be read in conjunction with the amended 2005 Annual Report on Form 10-K/A, the amended Quarterly Report on Form 10-Q/A and the Quarterly Reports on Form 10-Q referred to in the release.

The Company issued a separate release today reporting results for the fourth quarter and year ended December 31, 2006.

Safe Harbor

This press release contains forward-looking statements concerning the Company’s satisfaction of the conditions for continued listing on the Nasdaq Global Select Market.

There can be no assurance that the filing of the amended annual report on Form 10-K/A, amended quarterly report on Form 10-Q/A and the delinquent form 10-Qs with the Securities and Exchange Commission will satisfy the Nasdaq Listing Qualifications Panel’s requirements. Forward-looking statements are made as of the date of this press release and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq:CNET - News; www.cnetnetworks.com) is an interactive media company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include CNET, GameSpot, TV.com, MP3.com, Webshots, CHOW, ZDNet and TechRepublic. Founded in 1993, CNET Networks has a strong presence in the US, Asia, and Europe.

Investor Relations Contact:
Cammeron McLaughlin
(415) 344-2844
cammeron.mclaughlin@cnet.com